UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders (the “Special Meeting”) of AIM ImmunoTech Inc. (the “Company”) was held on July 15, 2026. As of the record date for the Special Meeting, there were 27,724,245 outstanding shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. Of the record date outstanding shares, 10,671,690 shares, or approximately 38.5%, were represented at the Special Meeting either in person or by proxy, meaning the requisite quorum for the meeting of 33 and 1/3% was present.

Set forth below are the matters voted upon at the Special Meeting, which are more fully described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 25, 2026, and the final voting results received from the inspector of elections for the Special Meeting (the “Inspector of Elections”).

Proposal 1: To approve, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the exercise of the Class H common stock purchase warrants, pursuant to the warrant exercise inducement offer letter agreement dated May 7, 2026:

For:	Against:	Abstain:	Broker Non-Votes:
2,677,035	1,312,258	149,248	6,533,150

Based on the final voting results reported by the Inspector of Election, Proposal 1 was approved.

Proposal 2: To approve, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the exercise of the Class I common stock purchase warrants, pursuant to the securities purchase agreement dated May 20, 2026:

For:	Against:	Abstain:	Broker Non-Votes:
2,676,038	1,317,709	144,794	6,533,150

Based on the final voting results reported by the Inspector of Election, Proposal 2 was approved.

Proposal 3: To approve, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the exercise of the Class J common stock purchase warrants, pursuant to the securities purchase agreement dated June 9, 2026:

For:	Against:	Abstain:	Broker Non-Votes:
2,684,308	1,301,624	152,610	6,533,150

Based on the final voting results reported by the Inspector of Election, Proposal 3 was approved.

Proposal 4: To approve, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the conversion or other satisfaction of that certain promissory note dated February 16, 2024:

For:	Against:	Abstain:	Broker Non-Votes:
2,676,665	1,309,155	152,722	6,533,150

Based on the final voting results reported by the Inspector of Election, Proposal 4 was approved.

Proposal 5: To approve, for purposes of complying with NYSE American Company Guide Sections 713(a) and 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, upon the conversion or other satisfaction of that certain promissory note dated November 18, 2025:

For:	Against:	Abstain:	Broker Non-Votes:
2,673,399	1,312,327	152,816	6,533,150

Based on the final voting results reported by the Inspector of Election, Proposal 5 was approved.

Proposal 6: To approve a series of alternate amendments to our Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our outstanding common stock at a ratio in the range of up to 1-for-25, with such ratio to be determined by our Board of Directors in its sole discretion:

For:	Against:	Abstain:	Broker Non-Votes:
7,344,727	3,315,347	11,616	–

Based on the final voting results reported by the Inspector of Election, Proposal 6 was approved.

Proposal 7: To approve an adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve any of the other proposals presented for a vote at the Special Meeting:

For:	Against:	Abstain:	Broker Non-Votes:
7,380,255	2,938,798	352,637	–

Based on the final voting results reported by the Inspector of Election, Proposal 7 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Date: July 16, 2026	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO